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                                                                     Exhibit 5.1

                            BOSE McKINNEY & EVANS LLP
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46240
                                 (317) 684-5000


June 29, 1999

Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the shelf registration by the Company of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), shares of the Company's 8.00% Series F Cumulative Redeemable Preference Shares, par value $.01 per share (the "Series F Preference Stock") and shares of the Company's 8.625% Series H Cumulative Redeemable Preference Shares, par value $.01 per share (the "Series H Preference Stock" and, together with the Series F Preference Stock, the "Preference Stock") to be sold by certain shareholders who acquired it or will acquire it pursuant to a warrant or in exchange for units of limited partnership interest issued to them in connection with the merger of Weeks Realty, L.P. with and into Duke Realty Limited Partnership. The Common Stock and the Preference Stock is the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have also specifically examined the Articles of Merger proposed to be filed by the Company in connection with the merger of Weeks Corporation with and into the Company (the "Articles of Merger"), which makes certain amendments to the Company's articles of incorporation, and certain other amendments to the Company's articles of incorporation proposed to be filed immediately thereafter which will designate the Company's Series F Cumulative Redeemable Preferred Stock and Series H Cumulative Redeemable Preferred Stock (the "Designating Amendments"). We have assumed in giving this opinion that the Articles of Merger and the Designating Amendments will be duly filed with the
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Duke Realty Investments, Inc.
June 29, 1999
Page 2


Secretary of State of Indiana and thereafter become effective on or before the effective date of the Registration Statement. We have also assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that each of the Common Stock, the Series F Preference Stock and the Series H Preference Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Articles of Merger and the Designating Amendments have been duly filed and are effective and (c) any shares of Common Stock, Series F Preference Stock and Series H Preference Stock to be issued by the Company have been issued and delivered as described in the Registration Statement, such shares of Common Stock, Series F Preference Stock and Series H Preference Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Common Stock, the Series F Preference Stock and the Series H Preference Stock.

Very truly yours,

BOSE McKINNEY & EVANS LLP